Use these links to rapidly review the document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

OSMOTICA PHARMACEUTICALS PLC
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

400 Crossing Boulevard
Bridgewater, NJ 08807

April 26, 2019

Dear Shareholder:

        We cordially invite you to attend our 2019 Annual General Meeting of Shareholders on Tuesday, June 18, 2019, at 3:00 PM (local time), to be held at the Marker Hotel, Grand Canal Square, Dublin 2, Ireland.

        Osmotica Pharmaceuticals plc has elected to deliver our proxy materials to our shareholders over the Internet under the Securities and Exchange Commission rules that allow companies to furnish proxy materials to shareholders over the Internet. This delivery process allows us to provide shareholders with the information they need, while at the same time conserving natural resources and lowering the cost of delivery. On April 26, 2019, we began mailing to our shareholders a Notice of Internet Availability of Proxy Materials (the "Notice") containing instructions on how to access our proxy statement for our 2019 Annual General Meeting of Shareholders and our 2018 Annual Report. The Notice also provides instructions on how to vote online or by telephone and includes instructions on how to receive a paper copy of the proxy statement and enclosed proxy card by mail.

        The Notice will serve as an admission ticket for one shareholder to attend the 2019 Annual General Meeting of Shareholders. If you receive a paper copy of the proxy materials in the mail, the proxy card includes an admission ticket for one shareholder to attend the 2019 Annual General Meeting of Shareholders. You may alternatively present a brokerage statement showing proof of your ownership of ordinary shares of Osmotica Pharmaceuticals plc as of April 24, 2019. All shareholders must also present a valid form of government-issued picture identification in order to attend.

        The proxy statement accompanying this letter describes the business we will consider at the meeting. Your vote is important regardless of the number of shares you own. Whether or not you plan to attend the Annual General Meeting of Shareholders, we encourage you to consider the matters presented in the proxy statement and vote as soon as possible.

        We hope that you will be able to join us on June 18th.

Sincerely,

Brian Markison
 Chief Executive Officer and Chairman of the Board of Directors

Osmotica Pharmaceuticals plc

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS
June 18, 2019

        The 2019 Annual General Meeting of Shareholders (the "Annual Meeting") of Osmotica Pharmaceuticals plc (the "Company," or "Osmotica") will be held at the Marker Hotel, Grand Canal Square, Dublin 2, Ireland on Tuesday, June 18, 2019, at 3:00 PM (local time) for the following purposes as further described in the proxy statement accompanying this Notice:

  1.
  To elect, by separate resolutions, the seven directors specifically named in the proxy statement, each for a term extending until the conclusion of the Company's next annual general meeting of shareholders.

  2.
  To ratify, in a non-binding advisory vote, the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2019, and to authorize, in a binding vote, the Board, acting through the audit committee, to set the independent registered public accounting firm's remuneration;

  3.
  To receive and consider the Company's Irish Statutory Financial Statements for the year ended December 31, 2018 and the reports of the directors and auditors thereon, and to review the affairs of the Company;

  4.
  To conduct any other business properly brought before the Annual Meeting.

        Shareholders of record at the close of business on April 24, 2019 are entitled to Notice of, and entitled to vote at, the Annual Meeting and any adjournments or postponements thereof. Proposals 1 and 2 above are ordinary resolutions requiring a simple majority of the votes cast at the Annual Meeting to be approved. All proposals are more fully described in this proxy statement. There is no requirement under Irish law that the Company's Irish Statutory Financial Statements for the year ended December 31, 2018, or the directors' and auditor's reports thereon, be approved by the shareholders, and no such approval will be sought at the Annual Meeting.

        To attend the Annual Meeting, you must demonstrate that you were an Osmotica shareholder as of the close of business on April 24, 2019, or hold a valid proxy for the Annual Meeting from such a shareholder. The Notice of Internet Availability of Proxy Materials will serve as an admission ticket for one shareholder to attend the Annual Meeting. In addition, if you received a paper copy of the proxy statement and enclosed proxy card in the mail, the proxy card includes an admission ticket for one shareholder to attend the Annual Meeting. A shareholder entitled to attend and vote at the Annual Meeting is entitled, using the proxy card provided, to appoint one or more proxies to attend, speak and vote instead of him or her at the Annual Meeting. A proxy need not be a shareholder of record. You may alternatively present a brokerage statement showing proof of your ownership of ordinary shares of Osmotica as of April 24, 2019. All shareholders must also present a valid form of government-issued picture identification in order to attend. Please allow additional time for these procedures.

Bridgewater, NJ	By Order of the Board of Directors
April 26, 2019	Christopher Klein Secretary

i

Osmotica Pharmaceuticals plc

ANNUAL GENERAL MEETING OF SHAREHOLDERS

June 18, 2019

PROXY STATEMENT

        The board of directors of Osmotica Pharmaceuticals plc ("Osmotica" or the "Company") is soliciting your proxy for the 2019 Annual General Meeting of Shareholders (the "Annual Meeting"). Attendance in person or by proxy of a majority of the shares outstanding and entitled to vote at the meeting is required for a quorum for the Annual Meeting.

        You may vote on the Internet, using the procedures and instructions described on the Notice of Internet Availability of Proxy Materials (the "Notice") that you received. If you vote by Internet, your use of that system, and specifically the entry of your pin number or other unique identifier, will be deemed to constitute your appointment, in writing and under hand, and for all purposes of the Irish Companies Act, of each of Brian Markison, Andrew Einhorn, Christopher Klein and Rebecca Jewell, as your proxy to vote your shares on your behalf in accordance with your Internet instructions. If you received a paper copy of these proxy materials, included with such copy is a proxy card or a voting instruction card from your bank, broker or other nominee for the Annual Meeting.

        In addition to voting on the Internet, you may vote by telephone using the toll-free telephone number contained on the Notice, proxy card, or voting instruction card. If you vote by telephone, your use of that telephone system, and specifically the entry of your pin number or other unique identifier, will be deemed to constitute your appointment, in writing and under hand, and for all purposes of the Irish Companies Act, of each of Brian Markison, Andrew Einhorn, Christopher Klein and Rebecca Jewell as your proxy to vote your shares on your behalf in accordance with your telephone instructions. You may also vote by mail by completing and returning a proxy card or voting instruction card. Both Internet and telephone voting provide easy-to-follow instructions and have procedures designed to authenticate your identity and permit you to confirm that your voting instructions are accurately reflected.

        You may revoke your proxy at any time before it is voted by voting later by telephone or Internet, returning a later-dated proxy card or delivering a written revocation to the Secretary of Osmotica. Your attendance at the Annual Meeting alone will not revoke your proxy.

        Shareholders of record at the close of business on April 24, 2019 are entitled to vote at the meeting. Each of the 52,518,924 ordinary shares outstanding on the record date is entitled to one vote.

        This proxy statement, the proxy card, the Annual Report to Shareholders for the year ended December 31, 2018 (the "Annual Report") and the Irish Statutory Financial Statements are being first made available to shareholders on or about the date of the notice of meeting. Our registered office is at 25-28 North Wall Quay, Dublin 1, Ireland and our primary US office is at 400 Crossing Boulevard, Bridgewater, NJ 08807.

        Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to Be Held on June 18, 2019: Our proxy statement is attached. Financial and other information concerning Osmotica is contained in our Annual Report and our Irish Statutory Financial Statements. The proxy statement, our Annual Report and our Irish Statutory Financial Statements for the year ended December 31, 2018 are available on our website at https://ir.osmotica.com/, and will be furnished without charge to any shareholder upon written request to the Company at Attn: Secretary, Osmotica Pharmaceuticals plc, 400 Crossing Boulevard, Bridgewater, NJ 08807. Additionally, you may access our proxy materials at www.proxyvote.com, a site that does not have "cookies" that identify visitors to the site.

        Throughout this proxy statement, unless the context requires otherwise, all references to Osmotica Pharmaceuticals plc, Osmotica and/or the Company, its board of directors, board committees, executive officers and directors and its compensation and other policies and programs on or prior to our initial public offering on October 22, 2018, refer to those of our predecessor, Osmotica Holdings S.C.Sp.

PROPOSAL 1
ELECTION OF DIRECTORS

        Osmotica has a board of directors currently consisting of seven directors with terms expiring at the Annual Meeting.

        At each annual general meeting of shareholders, directors are elected for a term of one year extending until the next annual general meeting and until their successors are duly elected and qualified. The persons named in the enclosed proxy will vote to elect Brian Markison, David Burgstahler, Sriram Venkataraman, Carlos Sielecki, Juan Vergez, Fred Weiss, and Gregory L. Cowan as directors unless the proxy is marked otherwise. Each of the nominees has indicated his willingness to serve, if elected. However, if a nominee should be unable to serve, the ordinary shares represented by proxies may be voted for a substitute nominee designated by the board of directors. Management has no reason to believe that any of the above-mentioned persons will be unable to serve if elected.

        We seek nominees who possess the highest personal and professional ethics, integrity and values and are committed to representing the long-term interests of the Company's shareholders. Nominees should possess the requisite ability, judgment and experience to oversee the Company's business, and should contribute to the overall diversity of the board of directors. Accordingly, the board of directors considers the qualifications of nominees individually and in the broader context of its overall composition and the Company's current and future needs. Unless otherwise permitted by applicable phase-in rules and exemptions, nominees are selected such that the composition of the board of directors adheres to the standards of independence promulgated by the Nasdaq Stock Market. Our nominees hold or have held senior executive positions and in these positions have also gained experience in core management skills and substantive areas relevant to our business. Our nominees also have experience serving on boards of directors and board committees of other companies, including public companies in some instances, and each of our nominees has an understanding of corporate governance practices and trends.

        In addition, each of our nominees have prior service on our board of directors, which has provided them with significant exposure to both our business and the industry in which we compete. We believe that each of our nominees possess the professional and personal qualifications necessary for board service, and we have highlighted particularly noteworthy attributes for each director in the individual biographies below.

Your Board of Directors recommends that you vote FOR the election of each of the nominees as director.

Brian Markison, age 59
Director since 2016

        Brian Markison became a director and our Chief Executive Officer in 2016. Mr. Markison has been a healthcare industry advisor to Avista Capital Partners since September 2012 and has more than 30 years of operational, marketing, commercial development and sales experience with international pharmaceutical companies. From July 2011 to July 2012, he served as the President and Chief Executive Officer and member of the board of directors of Fougera Pharmaceuticals Inc., a specialty pharmaceutical company in dermatology that was sold to Sandoz Ltd., the generics division of Novartis AG. Before leading Fougera, Mr. Markison was Chairman and Chief Executive Officer of King Pharmaceuticals, Inc., which he joined as Chief Operating Officer in March 2004. He was promoted to President and Chief Executive Officer later that year and elected Chairman in 2007. Prior to joining King Pharmaceuticals, Inc., Mr. Markison held various senior leadership positions at Bristol-Myers Squibb Company, including President of Oncology, Virology and Oncology Therapeutics Network; President of Neuroscience, Infectious Disease and Dermatology; and Senior Vice President, Operational Excellence and Productivity. He serves as Chairman of the board of Lantheus

Holdings, Inc. and is on the board of directors of ACP Nimble Holdings, Inc., National Spine and Pain Centers, LLC and Braeburn Pharmaceuticals, Inc. He is also a Director of the College of New Jersey. Mr. Markison received a B.S. degree from Iona College. Mr. Markison is being nominated to serve on our board of directors because of his strong commercial and operational management background and extensive experience in the pharmaceutical industry.

David Burgstahler, age 50
Director since 2016

        David Burgstahler became a director in 2016. Mr. Burgstahler is the Co-Managing Partner and Co-Chief Executive Officer of Avista Capital Partners. Mr. Burgstahler was a founding partner of Avista Capital Partners in 2005 and since 2009, has been President of Avista Capital Partners. Prior to forming Avista Capital Partners, Mr. Burgstahler was a partner of DLJ Merchant Banking Partners. Mr. Burgstahler was at DLJ Investment Banking from 1995 to 1997 and at DLJ Merchant Banking Partners from 1997 to 2005. Prior to that, Mr. Burgstahler worked at Andersen Consulting (now known as Accenture plc) and McDonnell Douglas (now known as The Boeing Company). Mr. Burgstahler currently serves as a director of ACP Nimble Holdings, Inc., Inform Diagnostics, Inc., Kramer Laboratories, Inc., United BioSource Corporation and WideOpenWest, Inc. Mr. Burgstahler also previously served on the board of directors of AngioDynamics, Inc., Armored AutoGroup, Avista Healthcare Public Acquisition Corp., BioReliance Corp., ConvaTec Healthcare B S.a.r.l., Focus Diagnostics, Inc., INC Research Holdings, Inc., Lantheus Holdings, Inc., MPI Research, Inc., Strategic Partners, LLC, Visant Corp. and Warner Chilcott PLC. Mr. Burgstahler is also a Trustee of the Trinity School in New York City. Mr. Burgstahler holds a B.S. in Aerospace Engineering from the University of Kansas and an M.B.A. from Harvard Business School. Mr. Burgstahler is being nominated to serve on our board of directors because of his extensive finance and management background, including over 20 years in banking and private equity finance, and his experience serving as a director for a diverse group of private and public companies.

Sriram Venkataraman, age 46
Director since 2016

        Sriram Venkataraman became a director in 2016. He is also a Partner of Avista Capital Partners, having joined in 2007. Prior to joining Avista Capital Partners, Mr. Venkataraman was a Vice President in the Healthcare Investment Banking group at Credit Suisse Group AG, where he worked from 2001 to 2007. Previously, he worked at GE Healthcare (formerly known as GE Medical Systems) from 1996 to 1999. He currently serves as a director of ACP Nimble Holdings, Inc., Inform Diagnostics, Inc., National Spine & Pain Centers Holdings, LLC and OptiNose, Inc. and previously served as a director of AngioDynamics, Inc., Lantheus Holdings, Inc. and Zest Anchors, Inc. Mr. Venkataraman holds an M.S. in Electrical Engineering from the University of Illinois, Urbana-Champaign and an M.B.A. from The Wharton School at the University of Pennsylvania. Mr. Venkataraman is being nominated to serve on our board of directors because of his experience in the healthcare industry, his strong finance and management background, and his experience serving as a director of private and public companies.

Gregory L. Cowan, age 65, Independent
Director since 2019

        Gregory L. Cowan became a director in 2019. Mr. Cowan previously served for one year as the Executive Vice President and Chief Financial Officer of Avantor, Inc. Mr. Cowan has also served for eight years as the Senior Vice President and Chief Financial Officer and five years as Corporate Controller of VWR Corporation, which was acquired by Avantor, Inc. in 2017. Prior to joining VWR Corporation, Mr. Cowan spent approximately five years at CDI Corporation, a professional services company, in various senior financial positions, most recently as Senior Vice President and Chief

Accounting Officer. Prior to CDI Corporation, he was Vice President of Internal Audit at Crown Holdings, Inc. (formerly Crown Cork and Seal Company Inc.) for approximately eight years and a senior manager at PricewaterhouseCoopers LLC, where he served in various audit and consulting capacities for eleven years. Mr. Cowan also previously served as a director of Emtec, Inc., including as the chairman of its audit committee and member of its compensation committee. He graduated from Rutgers University with a degree in accounting and finance. Mr. Cowan is being nominated to serve on our board of directors because his financial acumen, corporate governance expertise and experience growing businesses.

Carlos Sielecki, age 60
Director since 2016

        Carlos Sielecki became a director of Osmotica Holdings Corp Limited in 2007 and joined our board of directors in 2016. Mr. Sielecki currently serves as a director of Simali S.A. and holds a degree in architecture from the University of Buenos Aires. Mr. Sielecki is being nominated to serve as a director because of his management background, including 15 years of experience in the management of pharmaceutical businesses.

Juan Vergez, age 60
Director since 2016

        Juan Vergez became a director in 2016. Mr. Vergez served as the President of Osmotica Argentina from November 2010 to May 2016 and as the New Business Director of Osmotica Argentina from May 2016 to December 2017. Mr. Vergez previously served as a director of Nutrifoods, S.A. Mr. Vergez is being nominated to serve on our board of directors due to his more than 40 years of experience in the pharmaceutical industry.

Fred Weiss, age 77, Independent
Director since 2018

        Fred Weiss became a director in 2018. Mr. Weiss is currently the managing director of the consulting firm FGW Consultancy LLC and was previously the managing director of FGW Associates, Inc., a position he held beginning in 1997. Prior to joining FGW Associates, Inc., he served as a senior executive for Warner-Lambert for nearly 20 years. Mr. Weiss has been on the board of directors and Chair of the Finance Committee of the Michael J. Fox Foundation for Parkinson's Research since 2000. From 2001 to 2007 Mr. Weiss was a member of the BTG plc board of directors and Chair of the Audit Committee. Mr. Weiss served from 2000 to January 2017 as Vice Chair of the board of directors and Chair of the Audit Committee of numerous BlackRock-sponsored mutual funds. He also served on the board of directors of Allergan plc from 2000 to 2018. Mr. Weiss is being nominated to serve on our board of directors because of his financial expertise and experience in strategic planning and corporate development.

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

Board Structure and Committee Composition

        Our board of directors has established an audit committee, a compensation committee and a nominating and corporate governance committee with the composition and responsibilities described below. Each committee operates under a written charter approved by the board of directors. The members of each committee are appointed by the board of directors and serve until their successors are elected and qualified, unless they are earlier removed or resign. In addition, from time to time, special committees may be established under the direction of the board of directors when necessary to address specific issues. While each committee has designated responsibilities, the committees act on behalf of the entire board of directors. The committees regularly report on their activities to the entire board of directors.

        Our board of directors held two meetings in 2018. During 2018, each director attended at least 75% of the board of directors' meetings and the total meetings held by all of the committees on which he or she served during the periods that he or she served.

        During 2018, the board of directors had three standing committees: audit, compensation and nominating and corporate governance. The table below provides information about the membership of these committees during 2018:

Name	Audit		Compensation		Nominating and Corporate Governance
Brian Markison					X
David Burgstahler			X	*(1)	X	*
Sriram Venkataraman	X
Carlos Sielecki			X		X
Juan Vergez(2)	X	(3)
Fred Weiss	X	*(4)	X		X
Number of meetings during 2018	2		1		—

*
Chair

(1)
In February 2019, Mr. Burgstahler stepped down from his position as chair of the compensation committee and Mr. Weiss assumed this role.

(2)
Mr. Vergez was appointed to the nominating and corporate governance committee in February 2019.

(3)
When Gregory L. Cowan joined the board in January 2019, he replaced Mr. Vergez as a member of the audit committee.

(4)
Effective April 1, 2019, Mr. Weiss stepped down from his position as chair of the audit committee and Mr. Cowan assumed this role.

Audit Committee

        Our audit committee is currently comprised of Mr. Weiss, Mr. Venkataraman and Mr. Cowan, with Mr. Cowan serving as chairman of the committee. Our board of directors has determined that Mr. Weiss and Mr. Cowan meet the independence requirements of Rule 10A-3 under the Securities Exchange Act (the "Exchange Act") and the applicable rules of the Nasdaq Stock Market and the Companies Act 2014 of Ireland (the "Irish Companies Act"). Our board of directors has determined that Mr. Weiss and Mr. Cowan are each an "audit committee financial expert" within the meaning of the Securities and Exchange Commission (the "SEC") regulations and have "competence in accounting or auditing" within the meaning of the Irish Companies Act. We intend to maintain compliance with the audit committee requirements of the Sarbanes-Oxley Act and the governance and listing standards of the Nasdaq Stock Market. Pursuant to such requirements, the audit committee must be composed of at least three members, all of whom must be independent within one year of October 17, 2018, the date of the prospectus used in our initial public offering. Our board of directors has adopted a written charter under which the audit committee operates. A copy of the charter is available on our website.

        The audit committee's primary duties and responsibilities are:

  •
  appointing, approving the compensation of, and assessing the qualifications, performance and independence of our independent registered public accounting firm, and in particular the provision of additional services to each entity covered by the committee;

  •
  pre-approving audit and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;

  •
  reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures as well as critical accounting policies and practices used by us;

  •
  monitoring the audit of our financial statements;

  •
  setting policies for our hiring of employees or former employees of our independent registered public accounting firm;

  •
  reviewing our significant risk exposures and assessing the steps that management has taken to monitor and control such exposures in support of the board of directors' activities in overseeing the Company's risk management and mitigation activities;

  •
  reviewing the adequacy of our internal control over financial reporting, including information system controls and security;

  •
  monitoring the effectiveness of our systems of internal control, internal audit and risk management for each entity covered by the committee;

  •
  establishing policies and procedures for the receipt and retention of accounting-related complaints and concerns;

  •
  reviewing and assessing the adequacy of the committee charter and submitting any changes to our board of directors for approval;

  •
  monitoring our compliance with legal and regulatory requirements as they relate to our financial statements and accounting matters;

  •
  preparing the audit committee report required by the rules of the SEC to be included in our annual proxy statement;

  •
  reviewing all related party transactions for potential conflict of interest situations and approving all such transactions;

  •
  reviewing and discussing with management and our independent registered public accounting firm our earnings releases and scripts; and

  •
  recommending, based upon the audit committee's review and discussions with management and the independent registered public accounting firm, whether our audited financial statements shall be included in our annual report on Form 10-K.

Compensation Committee

        Our compensation committee is currently composed of Mr. Burgstahler, Mr. Sielecki and Mr. Weiss, with Mr. Weiss serving as chairman of the committee. Our board of directors has determined that Mr. Weiss is "independent" as defined under the applicable listing standards of the Nasdaq Stock Market. Our board of directors has adopted a written charter under which the compensation committee operates. A copy of the charter is available on our website.

        The compensation committee's primary duties and responsibilities are:

  •
  reviewing and approving corporate goals and objectives relevant to the compensation of our Chief Executive Officer, the officers who report directly to the Chief Executive Officer and all officers who are "insiders" subject to Section 16 of the Exchange Act;

  •
  evaluating the performance of our Chief Executive Officer and such other officers in light of such corporate goals and objectives, and determining and approving or recommending to our board of directors for approval, the compensation of our Chief Executive Officer and such other officers;

  •
  appointing, compensating and overseeing the work of any compensation consultant, legal counsel or other advisor retained by the compensation committee;

  •
  conducting the independence assessment outlined in the listing standards of the Nasdaq Stock Market with respect to any compensation consultant, legal counsel or other advisor retained by the compensation committee;

  •
  annually reviewing and reassessing the adequacy of the committee charter and submitting any changes to our board of directors for approval;

  •
  reviewing and establishing our overall management compensation and our compensation philosophy and policy;

  •
  overseeing and administering our equity compensation and other compensatory plans;

  •
  reviewing and approving our equity and incentive policies and procedures for the grant of equity-based awards and approving the grant of such equity-based awards;

  •
  reviewing and making recommendations to our board of directors with respect to non-employee director compensation; and

  •
  producing a report, if required, on executive compensation to be included in our annual proxy statement or annual report on Form 10-K.

Nominating and Corporate Governance Committee

        Our nominating and corporate governance committee is currently composed of Mr. Markison, Mr. Burgstahler, Mr. Weiss, Mr. Sielecki and Mr. Vergez, with Mr. Burgstahler serving as chairman of the committee. Our board of directors has determined that Mr. Weiss is "independent" as defined in the applicable rules of the Nasdaq Stock Market.

        The nominating and corporate governance committee's primary duties and responsibilities are:

  •
  establishing procedures for identifying and evaluating board of director candidates, including nominees recommended by shareholders;

  •
  identifying individuals qualified to become members of our board of directors;

  •
  recommending to our board of directors the persons to be nominated for election as directors and to each of our board's committees;

  •
  developing and recommending to our board of directors a set of corporate governance principles;

  •
  articulating to each director what is expected, including reference to the corporate governance principles and directors' duties and responsibilities;

  •
  reviewing and recommending to our board of directors practices and policies with respect to directors;

  •
  reviewing and recommending to our board of directors the functions, duties and compositions of the committees of our board of directors;

  •
  reviewing and assessing the adequacy of the committee charter and submitting any changes to our board of directors for approval;

  •
  considering and reporting to our board of directors any questions of possible conflicts of interest of members of the board of directors;

  •
  providing for new director orientation and continuing education for existing directors on a periodic basis;

  •
  performing an evaluation of the performance of the committee; and

  •
  overseeing the evaluation of our board of directors.

Our Board's Role in Risk Oversight

        It is management's responsibility to manage risk and bring to the board of directors' attention risks that are material to Osmotica. The board of directors has oversight responsibility for the systems established to report and monitor the most significant risks applicable to Osmotica. The board of directors believes that evaluating the executive team's management of the various risks confronting Osmotica is one of its most important areas of oversight.

        In accordance with this responsibility, the board of directors administers its risk oversight role both directly and through its committee structure and the committees' regular reports at board meetings. The board of directors reviews strategic, financial and execution risks and exposures associated with the annual plan and multi-year plans, cybersecurity, major litigation and other matters that may present material risks to the Company's operations, plans or prospects or to the Company's reputation, acquisitions and divestitures and senior management succession planning. The audit committee reviews risks associated with financial and accounting matters, including financial reporting, accounting, disclosure, internal controls over financial reporting, ethics and compliance programs, regulatory compliance and compliance with orders and data security. The compensation committee reviews risks related to executive compensation and the design of compensation programs, plans and arrangements and has determined that the risks arising from our compensation practices are not reasonably likely to have a material adverse effect on the Company.

Corporate Governance

        Board Independence.    The board of directors evaluates any relationships of each director and nominee with Osmotica and makes an affirmative determination whether or not such director or nominee is independent. Under our Corporate Governance Guidelines, an "independent" director is one who meets the qualification requirements for being an independent director under applicable laws and the corporate governance listing standards of the Nasdaq Stock Market. Our board of directors reviews any transactions and relationships between each non-management director or any member of his or her immediate family and Osmotica. The purpose of this review is to determine whether there were any such relationships or transactions and, if so, whether they were inconsistent with a determination that the director was independent. As a result of this review, our board unanimously determined that Mr. Cowan and Mr. Weiss are independent under the governance and listing standards of the Nasdaq Stock Market.

        Board Expertise and Diversity.    We seek a board of directors that represents diversity as to experience, gender and ethnicity/race, but we do not have a formal policy with respect to diversity. We also seek a board of directors that reflects a range of talents, ages, skills, viewpoints, professional experience, educational background and expertise to provide sound and prudent guidance with respect to our operations and interests. All of our directors are financially literate, and two members of our audit committee are audit committee financial experts.

        Board Annual Performance Reviews.    Our Corporate Governance Guidelines provide that the nominating and corporate governance committee is responsible for developing, subject to approval by the board of directors, a process for an annual evaluation of the board of directors and its committees, overseeing such evaluations and reporting the results to the board of directors. If the nominating and corporate governance committee so desires, it may be assisted by an outside consultant in developing such annual evaluation processes. In addition, the written charters of the audit committee, nominating and corporate governance committee and the compensation committee provide that each such committee shall evaluate its performance on an annual basis using criteria that it has developed and shall report to the board of directors on its findings.

        Board Nominees.    Under its charter, our nominating and corporate governance committee is responsible for recommending candidates to stand for election to the board of directors at the Company's annual general meeting of shareholders and for recommending candidates to fill vacancies on the board of directors that may occur between annual general meetings of shareholders. The Corporate Governance Guidelines provide that director nominees should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of the Company. Board members are expected to become and remain informed about the Company, its business and its industry and rigorously prepare for, attend and participate in all board of directors and applicable committee meetings. The committee evaluates each individual in the context of the board of directors as a whole, with the objective of recommending a group that can best perpetuate the success of our business and represent shareholder interests through the exercise of sound judgment using its diversity of experience. In addition, the committee considers, in light of our business, each director nominee's experience, qualifications, attributes and skills that are identified in the biographical information contained under "Proposal 1—Election of Directors."

        The nominating and corporate governance committee considers properly submitted recommendations for candidates to the board of directors from shareholders. Any shareholder may submit in writing a candidate for consideration for each annual general meeting of shareholders at which directors are to be elected by not more than 120 calendar days nor less than 90 calendar days before the first anniversary of the date that we released our proxy statement to shareholders in connection with the previous year's annual general meeting. Any shareholder recommendations for consideration by the nominating and corporate governance committee should set forth as to each candidate (i) all information relating to such person that is required to be disclosed in solicitations for proxies for election of directors, or is otherwise required pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected), and, as to such shareholder submitting the nomination, (ii) all information required pursuant to Article 90.4 of our Articles of Association, including, but not limited to, the name and address of such shareholder and the number of ordinary shares owned by such shareholder. The shareholder should also be willing to provide such other information as the nominating and corporate governance committee may reasonably request. Recommendations should be sent to Christopher Klein, Secretary, Osmotica

Pharmaceuticals plc, 400 Crossing Boulevard, Bridgewater, NJ 08807. The nominating and corporate governance committee evaluates candidates for the position of director recommended by shareholders or others in the same manner as candidates from other sources. The nominating and corporate governance committee will determine whether to interview any candidates and may seek additional information about candidates from third-party sources.

        Board Leadership Structure.    Under our Corporate Governance Guidelines, our board of directors may select a chairperson of the board of directors at any time, who may also be an executive officer of the Company. In 2016, the board of directors appointed Brian Markison as Chief Executive Officer and chairman of the board of directors. Mr. Markison also has significant prior experience with international pharmaceutical companies. Given Mr. Markison's extensive experience and deep knowledge of the Company and our industry, the board of directors believes that combining the chairman and Chief Executive Officer positions is currently the most effective leadership structure for Osmotica. As Chief Executive Officer, Mr. Markison is intimately involved in the day-to-day operations of the Company and is best positioned to lead the board of directors in setting the strategic focus and direction for the Company. The board of directors believes that the combination of the chairman and Chief Executive Officer roles, as well as the exercise of key board of directors' oversight responsibilities by independent directors, provides an effective balance for the management of the Company in the best interest of our shareholders.

        Policies Relating to Directors.    We require directors who are also employees of the Company to offer to tender their resignation from the Board at the same time they cease to be employed by the Company and/or of its subsidiaries for any reason. At this time, the Company has not adopted a mandatory retirement age for directors. We expect each of our directors to attend each annual general meeting of shareholders.

        Code of Business Conduct and Ethics.    We have adopted a written Code of Business Conduct and Ethics that applies to our directors, officers and employees, including our executive officers, and is designed to ensure that our business is conducted with integrity. The Code of Business Conduct and Ethics covers professional conduct, conflicts of interest, intellectual property and the protection of confidential information, as well as adherence to laws and regulations applicable to the conduct of our business. A copy of the Code of Business Conduct and Ethics is posted on our website, which is located at https://ir.osmotica.com/corporate-governance. We intend to disclose any future amendments to, or waivers from, the Code of Business Conduct and Ethics within four business days of the waiver or amendment through a website posting or by the filing of a Current Report on Form 8-K with the SEC.

        Communications with Directors.    Shareholders and other interested parties may communicate directly with the board of directors or the independent directors as a group, or specified individual directors by writing to such individual or group c/o Office of the Secretary, Osmotica Pharmaceuticals plc, 400 Crossing Boulevard, Bridgewater, NJ 08807. The Secretary will forward such communications to the relevant group or individual at or prior to the next meeting of the board of directors.

        Online Availability of Information.    The current versions of our Code of Business Conduct and Ethics, Corporate Governance Guidelines, Compliance Program Overview and the charters for our audit, compensation and nominating and corporate governance committees are available on our website at https://ir.osmotica.com/corporate-governance.

Transactions with Related Persons

        The board of directors has adopted a related party transactions policy that governs the review and approval of related party transactions. Pursuant to this policy, if the Company wants to enter into a transaction with a related party or an affiliate of a related party, the audit committee will review the proposed transaction to determine, based on applicable rules of the Nasdaq Stock Market and the SEC, whether such transaction requires pre-approval by the audit committee or the board of directors. If pre-approval is required, the proposed transaction will be reviewed at the next regular or special meeting of the audit committee or the board of directors, as applicable. The Company may not enter into a related party transaction unless the audit committee has specifically confirmed in writing that either no further reviews are necessary or that all requisite corporate reviews have been obtained.

        In the course of reviewing potential related person transactions, the board of directors considers the nature of the related person's interest in the transaction; the presence of standard prices, rates or charges or terms otherwise consistent with arms-length dealings with unrelated third parties; the materiality of the transaction to each party; the reasons for Osmotica entering into the transaction with the related person; the potential effect of the transaction on the status of a director as an independent, outside or disinterested director or committee member; and any other factors the board of directors may deem relevant. Our General Counsel is primarily responsible for the implementation of processes and procedures for screening potential transactions and providing information to the board of directors.

Lease Agreement for Office and Warehouse Space in Buenos Aires, Argentina

        On December 29, 2008, through our subsidiary Osmotica Pharmaceutical Argentina S.A., we entered into a lease agreement with Simali S.A., an affiliate of Altchem Limited ("Altchem"), pursuant to which we lease certain office and warehouse space located in Buenos Aires, Argentina. The current lease term expires on December 31, 2020. During 2018, we paid an aggregate of $246,092 in rent payments under this lease. Our monthly rent payment thereunder is 560,000 Argentinean pesos, 670,000 Argentinean pesos and 800,000 Argentinean pesos for 2018, 2019 and 2020, respectively, plus any required value-added tax. As of December 31, 2018, the exchange rate was 37.562 Argentinean pesos to $1.00.

2016 Advisory Services and Monitoring Agreement

        On February 3, 2016, we consummated a series of transactions (the "Business Combination") to reorganize and combine the businesses of Osmotica Holdings Corp Limited and Vertical/Trigen Holdings, LLC ("Vertical/Trigen"). In conjunction with the Business Combination, we entered into an advisory services and monitoring agreement with an affiliate of Avista Capital Partners ("Avista") and Altchem, which terminated upon the completion of our initial public offering on October 22, 2018. This agreement provided for the payment of a quarterly fee of $125,000 to each of the affiliate of Avista and Altchem during the term of the agreement, as consideration for advisory services. In addition, we were required to pay, or reimburse the affiliate of Avista and Altchem, their out-of-pocket expenses in connection with their performance of services under the agreement. From January 1, 2018 until October 22, 2018, we paid $404,891 in advisory fees and $127,353 in expenses to the affiliate of Avista and $364,521 in advisory fees and $160,704 in expenses to the affiliate of Altchem.

Shareholders' Agreement

        On October 17, 2018, in connection with our initial public offering, we entered into a shareholders' agreement with Avista and Altchem (each, a "Sponsor"). The shareholders' agreement provides, among other things, that:

  •
  for so long as Avista or Altchem, as applicable, owns at least 20% of our issued and outstanding ordinary shares, such Sponsor will be entitled to designate two individuals for nomination to serve on our board of directors; and

  •
  when Avista or Altchem, as applicable, own less than 20% but at least 10% of our issued and outstanding ordinary shares, such Sponsor will be entitled to designate one individual for nomination.

        The initial Avista nominees were David Burgstahler and Sriram Venkataraman, and the initial Altchem nominees were Juan Vergez and Carlos Sielecki. We are required to take all necessary actions to maintain the composition of our board of directors as set forth above. Pursuant to the terms of the shareholders' agreement and in proportion to the aforementioned board nomination rights, Avista and Altchem also have the right to designate members of our audit and compensation committees.

        In addition, pursuant to the shareholders' agreement, Avista and Altchem have the right to demand that we register any ordinary shares held by them, subject to certain terms and conditions, including a minimum expected aggregate gross proceeds of $25.0 million. After October 17, 2019, the 12-month anniversary of our initial public offering, Avista and Altchem will have the right to require us to file a registration statement on Form S-3. Avista and Altchem will also have piggyback registration rights, such that, if we propose to register any of our shares, we will generally be required to include shares that Avista and Altchem request to be included in such registration statement. We will be responsible for all registration expenses, other than underwriting discounts which will be borne by Avista or Altchem on a pro rata basis.

Private Placement

        On October 17, 2018, we sold, in a private placement at the initial public offering price, 1,000,000 ordinary shares to each of Avista and Altchem and 14,285 ordinary shares to an entity controlled by Mr. Einhorn, our chief financial officer, resulting in gross proceeds of $7.0 million from each of Avista and Altchem and $0.1 million from an entity controlled by Mr. Einhorn.

Services Agreement with United Biosource LLC

        On August 22, 2018, we entered into a Master Services Agreement with United Biosource LLC, or UBC, an Avista portfolio company, pursuant to which UBC provides us with certain prescription processing and patient access services. In November 2018, we entered into a Statement of Work with UBC for services valued at approximately $2.4 million.

Share Ownership Information

        The following table sets forth information regarding the beneficial ownership of our ordinary shares as of March 31, 2019 by (i) such persons known to us to be beneficial owners of more than 5% of our ordinary shares, (ii) each director, director nominee and named executive officer and (iii) all directors and executive officers as a group. Unless otherwise noted, the address for each individual is c/o Osmotica Pharmaceuticals plc, 400 Crossing Boulevard, Bridgewater, NJ 08807.

Name	Number of Shares(1)	Percentage
Beneficial holders of 5% or more of our outstanding ordinary shares:
Investment funds affiliated with Avista Capital Partners(1)	20,450,785	38.9%
Altchem(2)	22,417,540	42.7%
Directors and executive officers:
Brian Markison(3)	1,970,135	3.7%
David Burgstahler(4)	—	* %
Sriram Venkataraman(4)	—	* %
Carlos Sielecki(5)	—	*
Juan Vergez(5)	—	*
Fred Weiss	—	*
Gregory L. Cowan	—	*
Tina deVries(6)	64,251	*
Andrew Einhorn(7)	49,623	*
All Directors and Executive Officers as a Group (11 persons)(8)	2,528,575	4.7%

*
Indicates less than 1%

(1)
The shares included in the table consist of 5,183,899 ordinary shares held by ACP Holdco (Offshore), L.P., 9,296,965 ordinary shares held by ACP III AIV, L.P., 4,936,926 ordinary shares held by Orbit Co-Invest I LLC and 1,032,995 ordinary shares held by Orbit Co-Invest III LLC (collectively, the "Avista Funds"). Avista Capital Partners III GP, L.P. ("ACP GP"), serves as the general partner of ACP Holdco (Offshore), L.P. and ACP III AIV, L.P., and as the manager of each of Orbit Co-Invest I LLC and Orbit Co-Invest III LLC. By virtue of the relationships described above, ACP GP may be deemed to share beneficial ownership of the shares held by the Avista Funds. Voting and disposition decisions at ACP GP with respect to the ordinary shares held by the Avista Funds are made by an investment committee, the members of which include David Burgstahler and Sriram Venkataraman, each of whom is a member of the board of directors. Each of the members of the investment committee disclaims beneficial ownership of the ordinary shares held by the Avista Funds. The address for each of these entities is 65 East 55th Street, 18th Floor, New York, NY 10022.

(2)
The shares included in the table consists of 21,235,297 ordinary shares held by Altchem and 1,182,243 ordinary shares held by Orbit Co-Invest A-1 LLC. Altchem serves as the manager of Orbit Co-Invest A-1 LLC. As a result, Altchem may be deemed to share beneficial ownership of the shares held by Orbit Co-Invest A-1 LLC. Voting and disposition decisions with respect to ordinary shares beneficially owned by Altchem are made by the foundation council of Harsaul Foundation, a foundation organized in Panama, in its absolute discretion. As a result, Harsaul Foundation may be deemed to share beneficial ownership of the ordinary shares held by each of Altchem and Orbit Co-Invest A-1 LLC. The address for Altchem is Kapaïokákn, 6, CITY HOUSE, 3032, Limasol, Cyprus. The address for Orbit Co-Invest A-I LLC is 895 Sawyer Road Marietta, GA 30062. The registered address for Harsaul Foundation is Ave. Samuel Lewis and 54 Street, Panama, Republic of Panama.

(3)
Includes 481,893 shares that may be acquired by Mr. Markison upon the exercise of outstanding options.

(4)
Excludes the ordinary shares held by the Avista Funds. See footnote 1 above.

(5)
Excludes the ordinary shares held by Altchem and Orbit Co-Invest A-1 LLC. See footnote 2 above.

(6)
Includes 64,251 shares that may be acquired by Dr. deVries upon the exercise of outstanding options.

(7)
Includes 26,771 shares that may be acquired by Mr. Einhorn upon the exercise of outstanding options. The remaining 22,852 shares are held by a family limited liability company, of which Mr. Einhorn is the sole managing member. As a result, Mr. Einhorn may be deemed to beneficially own the ordinary shares held by the limited liability company.

(8)
Includes 797,795 shares that may be acquired by executive officers and directors upon exercise of outstanding options. Excludes the ordinary shares held by the Avista Funds, Altchem and Orbit Co-Invest A-1 LLC. See footnotes 1 and 2 above.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and any greater than 10% beneficial owners to file reports of holdings and transactions in our ordinary shares with the SEC. To facilitate compliance, we have undertaken the responsibility to prepare and file these reports on behalf of our officers and directors. Based on our records and other information, all reports were timely filed during 2018.

EXECUTIVE AND DIRECTOR COMPENSATION

        This section provides an overview of the compensation awarded to, earned by or paid to our principal executive officer and our next two most highly compensated executive officers in respect of their service to us for the year ended December 31, 2018. We refer to these individuals as our named executive officers. Our named executive officers are:

  •
  Brian Markison, our President and Chief Executive Officer;

  •
  Tina deVries, Ph.D., our Executive Vice President, Research and Development; and

  •
  Andrew Einhorn, our Chief Financial Officer.

Summary Compensation Table

        The following table sets forth the compensation awarded to, earned by or paid to our named executive officers in respect of their service to us for the years ended December 31, 2018 and December 31, 2017.

Name and principal position	Year	Salary ($)(1)	Nonequity incentive plan compensation ($)(2)	All other compensation ($)(3)	Total ($)
Brian Markison	2018	633,262	475,599	—	1,108,861
President and Chief Executive Officer	2017	613,085	613,562	135	1,226,782
Tina deVries, Ph.D.	2018	392,808	147,443	11,125	551,376
EVP, Research & Development	2017	383,178	191,738	10,800	585,716
Andrew Einhorn	2018	360,769	136,053	8,250	505,072
Chief Financial Officer

(1)
Amounts shown for Dr. deVries and Mr. Einhorn include contributions made to our 401(k) plan. Mr. Markison did not contribute to our 401(k) plan in 2017 or 2018.

(2)
Amounts shown for 2018 represent each named executive officer's annual bonus earned with respect to 2018 under the Osmotica Pharmaceuticals plc 2018 Annual Cash Incentive Plan, based on the achievement of EBITDA goals. Amounts shown for 2017 represent each of Mr. Markison's and Dr. deVries' annual bonus earned with respect to 2017 under the Osmotica Pharmaceutical 2017 Annual Incentive Plan, based on the achievement of EBITDA goals.

(3)
Amount shown for Mr. Markison for 2017 represents the value of a gift of sunglasses given to all attendees of a sales meeting ($100), plus a tax gross-up given to all gift recipients ($35). Amount shown for Dr. deVries for 2018 represents 401(k) plan matching company contributions ($11,000) and the value of an Amazon Echo given to all attendees of a sales meeting ($100), plus a tax gross-up given to all gift recipients ($25). Amount shown for Dr. deVries for 2017 represents 401(k) plan matching company contributions. Amount shown for Mr. Einhorn for 2018 represents 401(k) plan matching company contributions.

Overview

        Our executive compensation program is designed to attract, retain and reward key employees, to incentivize them based on the achievement of key performance goals, and to align their interests with the interests of our shareholders. Our Chief Executive Officer makes recommendations to our compensation committee about the compensation of his direct reports, but our compensation committee is responsible for determining the compensation of our executive officers, other than our

Chief Executive Officer. Our compensation committee makes recommendations with respect to our Chief Executive Officer's compensation to our board of directors.

2018 Base Salary and Annual Bonus

        The employment agreement with each named executive officer, described below, establishes a base salary for such officer, which is subject to discretionary increase. Each of our named executive officers is paid a base salary reflecting his or her skill set, experience, performance, role and responsibilities. In 2018, the compensation committee reviewed market data and determined that Mr. Einhorn's base salary was significantly below market median and approved an increase to his base salary to bring it closer to the market median. Effective July 1, 2018, each of our named executive officers received an increase in base salary as follows:

Name	Base salary prior to July 1, 2018	Base salary effective July 1, 2018	% increase	Notes
Brian Markison	$618,000	$650,000	5.18%	Reflects merit increase and market adjustment
Tina deVries, Ph.D.	$386,250	$400,000	3.56%	Reflects merit increase
Andrew Einhorn	$325,000	$400,000	23.08%	Reflects merit increase and market adjustment

        As described below, each named executive officer has a target annual bonus based on his or her base salary earned with respect to the applicable year, as set forth in his or her employment agreement. Each named executive officer's target annual bonus for 2018, as a percentage of base salary, was: Mr. Markison, 100%; Dr. deVries, 50%; and Mr. Einhorn, 50%. Annual bonuses for 2018 for our named executive officers were awarded under the Osmotica Pharmaceuticals plc 2018 Annual Cash Incentive Plan, and were based on the achievement of pre-established corporate EBITDA goals. For 2018, the corporate EBITDA goal was not fully achieved and, as a result, each named executive officer received 75% of his or her target annual bonus as follows: Mr. Markison, $475,598.72; Dr. deVries, $147,443.24; and Mr. Einhorn, $136,053.10.

Agreements with Our Named Executive Officers

        Each of our named executive officers is party to an employment agreement with one of our subsidiaries that sets forth the terms and conditions of his or her employment with us. Each such agreement provides for "at will" employment. Each agreement contains nondisclosure, nonsolicitation, noncompetition and assignment of intellectual property and other obligations to which the executive is bound. The material terms of the employment agreements with our named executive officers are described below. The terms "cause," "good reason" and "change in control" referred to below are defined in each named executive officer's employment agreement.

        In addition, Mr. Markison is party to a letter of appointment with us that sets forth the terms and conditions of his membership on our board of directors. The material terms of his letter of appointment are described below.

        Mr. Markison.    Our subsidiary, Vertical/Trigen Holdings, LLC, entered into an employment agreement with Mr. Markison on December 3, 2015 that provides for a base salary of $600,000 per year, subject to discretionary increases and which has subsequently been increased, and a target annual bonus equal to 100% of his annual base salary, with the actual amount of the bonus earned based on the achievement of performance objectives. Mr. Markison is eligible to participate in our benefit plans, as in effect from time to time.

        In addition, pursuant to a letter of appointment with Mr. Markison, effective as of January 1, 2019, in respect of his service on our board of directors, a portion of Mr. Markison's base salary will be allocated as follows: (i) an annual cash retainer of $10,000 for service as a director and (ii) an additional cash retainer of $6,000 for service as a member of our nominating and corporate governance committee. In addition, he is entitled to receive reimbursement for reasonable expenses incurred in connection with his duties as a director.

        Dr. deVries.    Our subsidiary, Vertical/Trigen Opco, LLC, entered into an employment agreement with Dr. deVries on May 2, 2016 that provides for a base salary of $375,000 per year, subject to annual review and which has subsequently been increased, and a target annual bonus equal to 50% of her annual base salary, with the actual amount of the bonus earned based on the achievement of performance objectives. Dr. deVries is eligible to participate in our benefit plans, as in effect from time to time.

        Mr. Einhorn.    Our subsidiary, Vertical/Trigen Opco, LLC, entered into an employment agreement with Mr. Einhorn on September 13, 2017 that provides for a base salary of $325,000 per year, subject to discretionary adjustments and which has subsequently been increased, and a target annual bonus equal to 50% of his annual base salary, with the actual amount of the bonus earned based on the achievement of performance objectives. Mr. Einhorn is eligible to participate in our benefit plans, as in effect from time to time.

        Termination of Employment Without Cause or for Good Reason.    If Mr. Markison's employment is terminated by us without cause or by him for good reason, he will be entitled to receive (i) a lump sum amount equal to his annual base salary, (ii) a lump sum amount equal to his full target bonus for the year of termination and (iii) a lump sum amount equal to any earned, but unpaid, annual bonus for the year prior to the year of termination. In addition, if Mr. Markison elects to receive COBRA health care continuation coverage, we will pay a portion of his monthly COBRA premiums for 24 months following the date of termination in an amount equal to the employer portion of applicable group medical and dental premiums as in effect on the date of termination.

        If Dr. deVries' employment is terminated by us without cause or by her for good reason, she will be entitled to receive (i) an amount equal to her monthly base salary plus one-twelfth of her target annual bonus, payable for 12 months following termination in accordance with our payroll schedule and (ii) a lump sum amount equal to any earned, but unpaid, annual bonus for the year prior to the year of termination. In addition, if Dr. deVries elects to receive COBRA health care continuation coverage, we will pay her monthly COBRA premiums for up to 12 months following the date of termination.

        If Mr. Einhorn's employment is terminated by us without cause or by him for good reason, he will be entitled to receive (i) an amount equal to his monthly base salary, payable for 12 months following termination in accordance with our payroll schedule, (ii) a lump sum amount equal to any earned, but unpaid, annual bonus for the year prior to the year of termination and (iii) a pro rata annual bonus for the year of termination, based on actual performance and paid at the same time annual bonuses are paid to employees generally. In addition, if Mr. Einhorn elects to receive COBRA health care continuation coverage, we will pay his monthly COBRA premiums for up to 12 months following the date of termination.

        Termination of Employment by Reason of Death or Disability.    If Mr. Markison's employment is terminated by reason of his death or permanent disability, he will be entitled to receive (i) a pro rata annual bonus for the year of termination, based on actual performance and paid at the same time annual bonuses are paid to employees generally, and (ii) a lump sum amount equal to any earned, but unpaid, annual bonus for the year prior to the year of termination.

        If Dr. deVries' employment is terminated by reason of her death or disability, she will be entitled to receive a lump sum amount equal to any earned, but unpaid, annual bonus for the year prior to the year of termination, and, if she elects to receive COBRA health care continuation coverage, we will pay her monthly COBRA premiums for up to 12 months following the date of termination.

        If Mr. Einhorn's employment is terminated by reason of his death or disability, he will be entitled to receive (i) a lump sum amount equal to any earned, but unpaid, annual bonus for the year prior to the year of termination and (ii) a pro rata annual bonus for the year of termination, based on actual performance and paid at the same time annual bonuses are paid to employees generally.

        Termination of Employment Without Cause or for Good Reason Following a Change in Control.    If Mr. Markison's employment is terminated by us without cause or by him for good reason, in either case, within 12 months following a change in control, in lieu of the benefits described above, Mr. Markison will be entitled to receive (i) a lump sum amount equal to the greater of his annual base salary on the date of termination or the day immediately prior to the change in control, (ii) a lump sum amount equal to the greater of his target annual bonus for the year of termination or for the year in which the change in control occurs and (iii) a lump sum amount equal to any earned, but unpaid, annual bonus for the year prior to the year of termination. In addition, if Mr. Markison elects to receive COBRA health care continuation coverage, we will pay a portion of his monthly COBRA premiums for 24 months following the date of termination in an amount equal to the employer portion of applicable group medical and dental premiums as in effect on the date of termination.

        Neither Dr. deVries nor Mr. Einhorn is entitled to any enhanced severance benefits in connection with a termination of the executive's employment by us without cause or by the executive for good reason following a change in control.

        Severance Subject to Release of Claims.    Our obligation to provide an executive with severance payments and other benefits under the executive's employment agreement is conditioned on the executive signing (and not subsequently revoking) an effective release of claims in favor of us.

Equity-Based Compensation

        None of our named executive officers received grants of equity-based awards in 2018.

        Prior to our initial public offering, in 2016, our named executive officers were granted options to purchase common units of Osmotica Holdings S.C.Sp. under the Osmotica Holdings S.C.Sp. 2016 Equity Incentive Plan (renamed the Amended and Restated Osmotica Pharmaceuticals plc 2016 Equity Incentive Plan in connection with a reorganization that was undertaken prior to our initial public offering). Fifty percent of each option grant vested in equal installments on each of the first four anniversaries of the option's vesting commencement date, generally subject to the named executive officer's continued employment on each applicable vesting date, and the remaining fifty percent vested based on the achievement of specified performance metrics. In connection with the reorganization that was undertaken prior to our initial public offering, these options were converted to options to purchase our ordinary shares, on the same basis as common units of Osmotica Holdings S.C.Sp. were converted into our ordinary shares, with corresponding adjustments to the exercise price of the options. In connection with the conversion, the options that had been subject solely to time-based vesting continued to vest as described above and the options that had been subject to performance-based vesting were converted into options that vest solely based on the passage of time, with these converted options vesting in equal annual installments on each of the first four anniversaries of October 18, 2018, generally subject to the named executive officer's continued employment on each applicable vesting date.

Outstanding Equity Awards at Year-End Table

        The following table sets forth information concerning the outstanding equity awards held by each of our named executive officers as of December 31, 2018.

	Option Awards
Name	Number of securities underlying unexercised options exercisable (#)	Number of securities underlying unexercised options unexercisable (#)	Option exercise price ($/share)	Option expiration date
Brian Markison	321,262	963,790	14.95	5/5/2026(1)
Tina deVries, Ph.D.	42,834	128,506	14.95	5/5/2026(2)
Andrew Einhorn	26,771	187,403	14.95	9/22/2027(3)

(1)
Represents an option to purchase 30,000 common units granted on May 5, 2016, as adjusted to reflect the conversion into an option to purchase our ordinary shares in connection with the reorganization described above. Fifty percent of the award vests as follows: 25% vested on each of February 3, 2017, February 3, 2018 and February 3, 2019, and the remainder vests on February 3, 2020. Following the reorganization, the remaining 50% of the award now vests on each anniversary of our initial public offering as follows: 25% will vest on each of October 18, 2019, October 18, 2020, October 18, 2021 and October 18, 2022.

(2)
Represents an option to purchase 4,000 common units granted on May 5, 2016, as adjusted to reflect the conversion into an option to purchase our ordinary shares in connection with the reorganization. Fifty percent of the award vests as follows: 25% vested on each of May 2, 2017 and May 2, 2018, and the remainder vests in two equal installments on each of May 2, 2019 and May 2, 2020. Following the reorganization, the remaining 50% of the award now vests on each anniversary of our initial public offering as follows: 25% will vest on each of October 18, 2019, October 18, 2020, October 18, 2021 and October 18, 2022.

(3)
Represents an option to purchase 5,000 common units granted on September 22, 2017, as adjusted to reflect the conversion into an option to purchase our ordinary shares in connection with the reorganization. Fifty percent of the award vests as follows: 25% vested on September 22, 2018, and the remainder vests in three equal installments on each of September 22, 2019, September 22, 2020 and September 22, 2021. Following the reorganization, the remaining 50% of the award now vests on each anniversary of our initial public offering as follows: 25% will vest on each of October 18, 2019, October 18, 2020, October 18, 2021 and October 18, 2022.

Employee Benefits Plans

        We currently provide broad-based health and welfare benefits that are available to all of our employees, including our named executive officers, including medical, dental, vision, life and disability insurance. In addition, we maintain a 401(k) plan, under which eligible employees may elect to defer their current eligible compensation, subject to the limits imposed by the Internal Revenue Code. The 401(k) plan also provides that we will make employer matching contributions equal to 100% of each employee's elective deferrals up to 3% of base salary, plus 50% of each employee's elective deferrals between 3% and 5% of base salary. Other than the 401(k) plan, we do not provide any qualified or non-qualified retirement or deferred compensation benefits to our employees, including our named executive officers.

Payments on Termination of Employment or Change in Control

        Each of our named executive officers is a party to an employment agreement with us that provides for certain payments and benefits in connection with a qualifying termination of his or her employment, as described in "Employment Arrangements with Our Named Executive Officers" above.

        In addition, in connection with a change in control, each option granted to our named executive officers prior to our initial public offering that vests solely based on the passage of time will become fully vested and exercisable.

Director Compensation

        The following table sets forth information concerning the compensation awarded to, earned by or paid to our non-employee directors during 2018. Prior to our initial public offering, our non-employee directors did not receive any compensation for their service on our board of directors. Directors who are employees of the Company did not receive any fees for their service as directors in 2018. Mr. Markison's compensation is included with that of our other named executive officers above in "Summary Compensation Table."

Name	Fees Paid or Earned in Cash(1)	Total
David Burgstahler(2)	$—	$—
Sriram Venkataraman(2)	$—	$—
Carlos Sielecki	$15,938	$15,938
Juan Vergez	$15,000	$15,000
Fred Weiss	$20,938	$20,938

(1)
Amount represents fees earned in 2018.

(2)
Mr. Burgstahler and Mr. Venkataraman did not receive fees for their service on our board of directors with respect to 2018.

        Under our director compensation program, which was approved by the board of directors in January 2019, all non-employee directors are eligible to receive the following, as pro-rated to reflect any partial year of service: (i) an annual cash retainer of $50,000 for service as a member of the board of directors, (ii) an additional cash retainer for service as a member or chairperson of our audit, compensation or nominating and corporate governance committees and (iii) an annual equity award of restricted stock units valued at $175,000 on the date of grant, which will vest upon the earlier of (x) the first anniversary of the grant date and (y) the Company's next annual general meeting of shareholders. In addition, the Company will grant its non-employee directors an initial restricted stock unit award in connection with each of their appointments to the board of directors with a value of $262,500, one-third of which will vest on each of the first three anniversaries of the grant date. Non-employee directors who are also partners or employees of, or otherwise affiliated with, Avista or Altchem are not eligible to receive Company equity awards at this time. Non-employee directors who are also partners or employees of Avista may receive compensation for their service on our board of directors, but did not receive any such compensation with respect to 2018. The Company will also continue to reimburse all non-employee directors for expenses incurred in connection with attending board and committee meetings. A schedule of board of directors and committee fees is below.

Board and Committee Fees	2019
Audit Committee Member	$10,000
Audit Committee Chair	$20,000
Compensation Committee Member	$8,750
Compensation Committee Chair	$17,500
Nominating and Corporate Governance Committee Member	$5,000
Nominating and Corporate Governance Chair	$10,000
Board Retainer	$50,000

AUDIT COMMITTEE MATTERS

Audit Committee Report

        We operate in accordance with a written charter adopted by the board of directors and reviewed annually by the audit committee. We are responsible for overseeing the quality and integrity of Osmotica's accounting, auditing and financial reporting practices. In accordance with the rules of the SEC and the Nasdaq Stock Market, a majority of the audit committee is composed of members who are independent, as defined by the listing standards of Nasdaq Stock Market and our Corporate Governance Guidelines. Further, the board of directors determined during 2018 that one of our members, Mr. Weiss, was an audit committee financial expert as defined by the rules of the SEC.

        The audit committee met twice during 2018 with our management, including the Chief Financial Officer, internal auditors and BDO USA LLP ("BDO"), Osmotica's former independent registered public accounting firm. Both of these meetings were held prior to the public release of Osmotica's quarterly earnings announcement in order to discuss the financial information contained in the announcement.

        We took numerous actions to discharge our oversight responsibility with respect to the audit process. We received the written disclosures and the letter from BDO pursuant to Rule 3526, Communication with Audit Committees Concerning Independence, of the Public Company Accounting Oversight Board ("PCAOB") concerning any relationships between BDO and Osmotica and the potential effects of any disclosed relationships on BDO's independence, and discussed with BDO its independence. We discussed with management and BDO Osmotica's internal control over financial reporting and the internal finance function's organization, responsibilities, budget and staffing. We reviewed with both BDO and management their audit plans, audit scope and identification of audit risks.

        We discussed and reviewed with BDO communications required by the Standards of the PCAOB and, with and without management present, discussed and reviewed the results of BDO's examination of Osmotica's consolidated financial statements. We also discussed the results of the internal audit examinations with and without management present.

        We reviewed and discussed the audited consolidated financial statements of Osmotica for the year ended December 31, 2018 with management and BDO. Management has the responsibility for the preparation of Osmotica's consolidated financial statements, and BDO had the responsibility for the audit of those consolidated financial statements. Based on these reviews and discussions with management and BDO, we voted that the audited consolidated financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2018 for filing with the SEC.

        The audit committee is directly responsible for the appointment, compensation, retention and oversight of the independent external audit firm retained to audit the Company's financial statements. Beginning in early 2019, the audit committee conducted a review of the prior selection of BDO, the Company's independent registered public accounting firm. As part of this process, the Company contacted other independent registered public accounting firms and solicited input from them on their ability to provide the audit services that the Company requires. Specifically, the Company sought detailed information about their experience auditing other companies in the biopharmaceutical industry. The Company contacted these other independent registered public accounting firms for the audit of its annual financial statements for the fiscal year ending December 31, 2019. On April 5, 2019, the audit committee dismissed BDO and requested the resignation of BDO's Irish affiliate as the Company's statutory auditor. BDO's Irish affiliate resigned as statutory auditor of the Company on April 23, 2019. On April 10, 2019, the audit committee engaged Ernst & Young LLP to serve as the Company's new independent registered public accounting firm to audit the Company's consolidated financial statements for the fiscal year ending December 31, 2019 and to provide the statutory auditor services required under Irish law.

        The audit committee also pre-approves all audit services, internal control-related services and permitted non-audit services by our independent registered public accounting firm. Consistent with any applicable SEC rules on auditor independence, the audit committee may annually establish ceilings on the level of fees and costs of generally pre-approved and sufficiently defined services that may be performed without seeking additional approval from the audit committee. The audit committee may delegate pre-approval authority to one or more of its members. The member (or members) to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the audit committee at its next regularly scheduled meeting.

        Our policies prohibit Osmotica from engaging our independent registered public accounting firm to provide any services relating to bookkeeping or other services related to accounting records or financial statements, financial information system design and implementation, appraisal or valuation services, fairness opinions or contribution-in-kind reports, actuarial services, internal audit outsourcing, any management function, legal services or expert services not related to the audit, broker-dealer, investment adviser or investment banking services or human resource consulting. In addition, we evaluate whether Osmotica's use of our independent registered public accounting firm for permitted non-audit services is compatible with maintaining their independence. We concluded that BDO's provision of non-audit services in 2018, all of which we approved in advance, was compatible with its independence. Audit Committee

Gregory L. Cowan, Chair
Fred Weiss
Sriram Venkataraman

Audit and Other Fees

        The aggregate fees that Osmotica paid for professional services rendered by BDO for the years ended December 31, 2018 and December 31, 2017 were:

	Year ended December 31, 2018	Year ended December 31, 2017
Audit fees	$1,989,032	$703,391
Audit-related fees	—	—
Tax fees	4,758	78,057
All other fees	—	—

Total fees	$1,993,790	$781,448

        Audit fees related to services rendered by BDO and its affiliates for the audit of the Company's consolidated financial statements, reviews of interim consolidated financial statements, review of documents filed with the SEC and services provided in connection with an affiliate of BDO's role as the Company's statutory auditor under the Irish Companies Act of 2014. Audit fees for the year ended December 31, 2018 also included fees of approximately $1.1 million for services rendered in connection with the Company's initial public offering of ordinary shares completed in October 2018. Audit fees increased in 2018 compared to 2017 primarily due to services related to the Company's initial public offering.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND AUTHORIZATION OF THE BOARD OF DIRECTORS, THROUGH THE AUDIT COMMITTEE, TO SET THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S REMUNERATION.

        Beginning in early 2019, the audit committee of the board of directors conducted a review of the selection of the Company's independent registered public accounting firm. As part of this process, the Company contacted other independent registered public accounting firms and solicited input from them on their ability to provide audit services for the Company. Specifically, the Company sought detailed information about their experience auditing other companies in the biopharmaceutical industry. The Company contacted these other independent registered public accounting firms for the audit of its annual financial statements for the fiscal year ending December 31, 2019.

        On April 5, 2019, the audit committee approved the dismissal of BDO as the Company's independent registered public accounting firm and requested the resignation of BDO's Irish affiliate as the statutory auditor of the Company. BDO's Irish affiliate resigned as statutory auditor of the Company on April 23, 2019. On April 10, 2019, the audit committee engaged Ernst & Young LLP to serve as the Company's independent registered public accounting firm to audit the Company's consolidated financial statements for the fiscal year ending December 31, 2019 and to provide the statutory auditor services required under Irish law.

        The reports of BDO on the Company's consolidated financial statements for the years ended December 31, 2018 and 2017 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. During the years ended December 31, 2018 and 2017, and the subsequent interim period through April 5, 2019, there were no: (1) disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) with BDO on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of BDO, would have caused BDO to make reference to the subject matter of the disagreement in connection with its report; or (2) reportable events (as described in Item 304(a)(1)(v) of Regulation S-K), except as referenced below.

        In connection with the preparation of the Company's audited consolidated financial statements as of and for the year ended December 31, 2017, the Company identified a material weakness in internal controls over financial reporting with respect to its period-end financial closing process. This material weakness related to the Company's lack of sufficient available resources in its accounting and financial reporting functions with sufficient experience and expertise with respect to the application of generally accepted accounting principles and related financial reporting to ensure that the Company identified, accumulated and timely prepared and reviewed all required supporting information to establish the completeness and accuracy of its consolidated financial statements and disclosures. As part of its audit review process, the Audit Committee discussed the material weakness with BDO. The Company identified and implemented a number of actions to remediate the underlying causes of the control deficiencies that gave rise to the material weakness. Based on these actions, the Company concluded that this material weakness had been remediated by December 31, 2018. The Company has authorized BDO to respond fully to the inquiries of Ernst & Young LLP, the successor accountant, concerning the subject matter of the material weakness.

        During the years ended December 31, 2018 and 2017, and the subsequent interim period through April 10, 2019, neither the Company nor anyone on its behalf consulted Ernst & Young LLP regarding either: (i) the application of accounting principles to a specific transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company's financial statements, and neither a written report was provided to the Company nor oral advice was provided that

Ernst & Young LLP concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

        We are asking shareholders to ratify the appointment of Ernst & Young LLP in a non-binding advisory vote. The audit committee considers the selection of Ernst & Young LLP as independent registered public accounting firm for the year ending December 31, 2019 to be in the best interests of the Company and its shareholders. In addition, we are asking shareholders to authorize, in a binding vote, the board of directors, through the audit committee, to set the independent registered public accounting firm's remuneration.

        Neither Representatives of Ernst & Young LLP nor BDO are expected to attend the Annual Meeting.

Your board of directors recommends a vote FOR Proposal 2, Ratification of
Appointment of Independent Registered Public Accounting Firm and Authorization of the board of directors, through the audit committee, to set the Independent Registered Public Accounting Firm's remuneration.

VOTING REQUIREMENTS AND PROXIES

        All proposals require the affirmative vote of a majority of votes properly cast by the shareholders entitled to vote at the Annual Meeting.

        If you vote your shares by mail, telephone or Internet, your shares will be voted in accordance with your directions. If you do not indicate specific choices when you vote by mail, telephone or Internet, your shares will be voted for the election of the director nominees and for the ratification of the appointment of the independent registered public accounting firm and authorization of the board of directors, through the audit committee, to set the independent registered public accounting firm's remuneration. The persons named as proxies will also be able to vote your shares at postponed or adjourned meetings. If any nominee should become unavailable, your shares will be voted for another nominee selected by the board of directors or for only the remaining nominees.

        If your shares are held in the name of a broker or nominee and you do not instruct the broker or nominee how to vote, brokers or nominees are not permitted to vote your shares on any matter except that brokers may vote your shares on Proposal 2 (Ratification of the appointment of the independent registered public accounting firm and authorization of the board of directors, through the audit committee, to set the independent registered public accounting firm's remuneration). With respect to the election of directors, if you do not instruct the broker or nominee how to vote or if you abstain or withhold authority to vote, your shares will not be counted as having been voted on that matter, but will be counted as in attendance at the meeting for purposes of a quorum.

SHAREHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

        A shareholder who intends to present a proposal at the 2020 annual general meeting of shareholders and who wishes the proposal to be included in the proxy materials for that meeting must submit the proposal in writing to us so that it is received by our Secretary no later than December 28, 2019. Written proposals may be mailed to us at Osmotica Pharmaceuticals plc, 25-28 North Wall Quay, Dublin 1, Ireland. A shareholder who intends to nominate a director or present any other proposal at the 2020 annual general meeting but does not wish the proposal to be included in the proxy materials for that meeting must provide written notice of the nomination or proposal to us no earlier than December 28, 2019 and no later than January 27, 2020; except if the date of the 2020 annual general meeting is changed by more than thirty (30) days from the first anniversary date of the Annual Meeting, the shareholder's notice must be so received not earlier than one hundred and twenty (120) days prior to such meeting and not later than the close of business on the later of (i) the 90th day prior to such meeting or (ii) the 10th day following the day on which a public announcement of the date of the meeting is first made. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements. Our Articles of Association, which have been filed with the SEC, describe the requirements for submitting proposals at the Annual Meeting. The notice must be given in the manner and must include the information and representations required by our Articles of Association. The chairperson of the meeting shall, in his discretion and if the facts warrant such determination, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of the Articles of Association or under the Exchange Act, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

OTHER MATTERS

        At the time of mailing of this proxy, we do not know of any other matter that may come before the Annual Meeting and do not intend to present any other matter. However, if any other matters properly come before the meeting or any adjournment, the persons named as proxies will have discretionary authority to vote the shares represented by the proxies in accordance with their own judgment, including the authority to vote to adjourn the meeting.

        We will bear the cost of solicitation of proxies. Our officers, directors and other associates may assist in soliciting proxies by mail, telephone and personal interview.

ATTENDING THE ANNUAL MEETING

        The Annual Meeting will take place at the Marker Hotel, Grand Canal Square, Dublin 2, Ireland. To attend the Annual Meeting, you must demonstrate that you were an Osmotica shareholder as of the close of business on April 24, 2019, or hold a valid proxy for the Annual Meeting from such a shareholder. The Notice of Internet Availability of Proxy Materials will serve as an admission ticket for one shareholder to attend the Annual Meeting. In addition, if you received a paper copy of the proxy statement and enclosed proxy card in the mail, the proxy card includes an admission ticket for one shareholder to attend the Annual Meeting. You may alternatively present a brokerage statement showing proof of your ownership of ordinary shares of Osmotica as of April 24, 2019. All shareholders must also present a valid form of government-issued picture identification in order to attend. Please allow additional time for these procedures.

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 17, 2019. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. OSMOTICA PHARMACEUTICALS PLC 400 CROSSING BOULEVARD BRIDGEWATER, NJ 08807 ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards, annual reports and statutory financial statements electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 17, 2019. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717 to be received no later than June 17, 2019. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E76970-P23055 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. OSMOTICA PHARMACEUTICALS PLC The Board of Directors recommends you vote FOR each of the following nominees: For Against Abstain 1. Election of Directors The Board of Directors recommends you vote FOR proposal 2. ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! 1a. Brian Markison For Against Abstain ! ! ! 1b. David Burgstahler 2. To ratify, in a non-binding advisory vote, the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2019, and to authorize, in a binding vote, the Board, acting through the audit committee, to set the independent registered public accounting firm’s remuneration. 1c. Sriram Venkataraman 1d. Gregory L. Cowan 1e. Carlos Sielecki 3. Such other business as may properly come before the meeting or any adjournment thereof. 1f. Juan Vergez 1g. Fred Weiss Yes ! No ! Please indicate if you plan to attend this meeting. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting of Shareholders: The Notice and Proxy Statement, Annual Report on Form 10-K and Irish Statutory Financial Statements are available at www.proxyvote.com. E76971-P23055 OSMOTICA PHARMACEUTICALS PLC Annual General Meeting of Shareholders June 18, 2019 3:00 PM LST This proxy is solicited by the Board of Directors The shareholder(s) hereby appoint(s) Brian Markison, Andrew Einhorn, Christopher Klein and Rebecca Jewell or any of them, as proxies, each with the power to appoint his/her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the ordinary shares of OSMOTICA PHARMACEUTICALS PLC that the undersigned shareholder(s) is/are entitled to vote, with all powers which the undersigned would possess if personally present at the meeting, at the Annual General Meeting of Shareholders to be held on Tuesday, June 18, 2019 at 3:00 PM (LST) at the Marker Hotel, Grand Canal Square, Dublin 2, Ireland, and at any adjournment or postponement thereof. You may vote at the Annual General Meeting if you were a shareholder of record at the close of business on April 24, 2019. A shareholder entitled to attend and vote is entitled to appoint one or more proxies to attend, speak and vote instead of him or her at the Annual General Meeting. A proxy need not be a shareholder of record. If you wish to nominate a proxy other than Brian Markison, Andrew Einhorn, Christopher Klein and Rebecca Jewell, please contact our Company Secretary. Any such nominated proxy must attend the Annual General Meeting in person in order for your votes to be cast. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting, and any adjournment or postponement thereof. Continued and to be signed on reverse side